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                                                                     Exhibit 5.2

                        [Letterhead of McKee Nelson LLP]

                                December 3, 2001

Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, California 92660

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-3 (File No. 333- ) dated December 3, 2001 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offerings from time to time of (1) by Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), of up to $300,000,000 of common stock, par value $.01 per share (the "Common Stock"), preferred stock, par value $.01 per share (the "Preferred Stock"), debt securities (the "Debt Securities"), warrants to purchase Common Stock (the "Common Stock Warrants"), and warrants to purchase Preferred Stock (the "Preferred Stock Warrants" and collectively with the Common Stock Warrants, the "Warrants"), and (2) by certain stockholders of the Company (the "Selling Stockholders") of an indeterminate number of shares of Common Stock ("Selling Stockholder Shares"). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Selling Stockholder Shares are each referred to herein as a "Security" and collectively as the "Securities."

     As Maryland counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers, and other representatives of the Company.



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Impac Mortgage Holdings, Inc.
December 3, 2001
Page 2


     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any of the jurisdictions other than the laws of the United States of America and the State of Maryland.

     Based on the foregoing and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being offered (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to the Preferred Stock, the due authorization, approval and filing of Articles Supplementary referred to below), the effectiveness of the Registration Statement, the due authorization, execution and delivery of the relevant indenture(s) or supplemental indenture(s) pursuant to which any Debt Securities or Warrants may be issued (the "Indenture"), and, with respect to the Indenture, compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), the due authorization, execution and delivery of the relevant warrant agreement relating to any Warrants (the "Warrant Agreement"), and the qualifications and limitations set forth below, we are of the opinion that:

     (1) the Debt Securities and Warrants, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities and Warrants as issued, will be validly issued, fully paid and non-assessable;

     (2) the Preferred Stock and Common Stock issued separately or upon the conversion of any Debt Securities so issued that are convertible and upon the exercise of any Warrants so issued (as to the Preferred Stock, when issued pursuant to Articles Supplementary pursuant to Section 2-105 of the Maryland General Corporation Law as approved by the Board of Directors of the Company (the "Articles Supplementary")), and the Common Stock issued upon conversion or exchange of any such Preferred Stock so issued that are convertible or exchangeable into Common Stock (i) will have been duly authorized and reserved for issuance separately, upon conversion of such Debt Securities, exercise of any such Warrants, performance of any such purchase contracts or conversion or exchange of any such convertible Preferred Stock, upon the respective issuance of each, as the case may be, and (ii) upon the issuance of such Preferred Stock and Common Stock separately against payment in full therefor in an amount exceeding the par value, if any, thereof or pursuant to (x) the Indenture upon valid conversion of such Debt Securities, (y) exercise of such Warrants and payment in full of the exercise price provided for therein or (z) valid conversion of any such Preferred Stock so issued that are convertible into Common Stock in accordance with Articles Supplementary, as the case may be, will be validly issued, fully paid and non-assessable; and

     (3) the Selling Stockholder Shares will be validly issued, fully paid and non-assessable.


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Impac Mortgage Holdings, Inc.
December 3, 2001
Page 3


     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security or any Selling Stockholder Shares:

     (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Amended and Restated Articles of Incorporation of the Company, as amended and supplemented, and its bylaws (subject to the further assumption that the Amended and Restated Articles of Incorporation, as amended and supplemented, and bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

     (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

     (c) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

     (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein;

     (e) with respect to Debt Securities or, where applicable, Warrants, the applicable trustee shall have been qualified under the TIA and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

     (f) in the case of an Indenture, Warrant Agreement, stock purchase contract, Articles Supplementary, or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and

     (g) the Board of Directors of the Company shall have duly authorized the issuance of the Selling Stockholder Shares and the Selling Stockholder Shares shall have been issued against payment in full therefor in an amount exceeding the par value thereof.



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Impac Mortgage Holdings, Inc.
December 3, 2001
Page 4


     This opinion is being furnished to you for use in connection with the Registration Statement and may be relied upon by Kirkpatrick & Lockhart LLP. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Form S-3 and the reference to our firm under the caption "Legal Matters" in the prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,

                                    /s/ McKee Nelson LLP